EXHIBIT 24.1

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Terrell A. Lassetter Sr. and Steven Anderson as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to the Form S-8 Registration Statement, including any and all post-effective amendments.

Signature                                   Title


/s/ J. Michael Heil                         Chief Executive Officer
J. Michael Heil


/s/ Blaine Harris                           Chairman of the Board of Directors
Blaine Harris


/s/ John Bartholomew                        Director
John Bartholomew


/s/ Hal Glick                               Director
Hal Glick


/s/ Andre Peterson                          Director
Andre Peterson


/s/ Robert E. Warfield                      Director
Robert E. Warfield


/s/ Steven Anderson                         Chief Financial Officer
Steven Anderson                             and Principal Accounting Officer

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